Articles of Incorporation
                              (Pursuant to NRS 78)
                                 STATE OF NEVADA
                               Secretary of State
--------------------------------------------------------------------------------

IMPORTANT:  Read  instructions  on  reverse side of before completing this form.

1.     NAME  OF  CORPORATION:       JOLLEY  MARKETING, INC.
                                   ------------------------

2.     RESIDENT  AGENT:  (designated  resident  agent  and his STREET ADDRESS in
                                                               --------------
Nevada  where  process  may  be  served)

     Name  of  Resident  Agent:  GATEWAY  ENTERPRISES,INC.
                                ---------------------------

     Street  Address:  3230  E. FLAMINGO  ROAD, SUITE 156,   LAS  VEGAS    89121
                      ----------------------------------------------------------
                             Street  No.                       City          Zip

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: 60,000,000 Par Value: $.001 Number of shares
                                    ----------            ----
without  par  value:  -  0  -
                     --------

4.     GOVERNING  BOARD:  shall be styled as (check one)    XX Directors _______
                                                          ----
Trustees
     The  FIRST  BOARD OF DIRECTORS shall consist of ONE member and the name and
                                                    ----
     address  is  as  follows  (attach  additional  pages  if  necessary)

     RON  JOLLEY        368  South  600  West,              Orem,  Utah  84058
     --------------     ------------------------------------------------------
     Name               Address                             City/State/Zip

     _______________    ______________________________________________________
     Name               Address                             City/State/Zip

5. PURPOSE: (optional- see reverse side): The purpose for the corporation shall be: MARKETING OF TELECOMMUNICATIONS PRODUCTS
          ---------------------------------------------

6.     PERSONAL  LIABILITY  (pursuant  to  NRS  78.037): Check one   XX   Accept
                                                                    ---
____  Decline

     If  your  chose  accept, please check one: _____ Limiting  XX   Eliminating
                                                                --
     This provision eliminates or limits the personal liability of directors, officers or stockholders from damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for: (a) Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (b) The payments of distributions in violation of NRS 78.300.

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS
78.037  or  any  other  information  you  deem  appropriate.  If  any additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached NINE (9) .
                                                                ----------------
8. SIGNATURES OF INCORPORATORS: The names and address of each of the incorporators signing the articles: (signatures must be notarized) (Attach additional pages if there are more than two incorporators)

        RON  JOLLEY
     --------------------------------------    ---------------------------------
      Name(Print)                               Name(Print)
     368 South 600 West, Orem, Utah  84058
     --------------------------------------     --------------------------------
     Address               City/State/Zip       Address           City/State/Zip
     --------------------------------------     --------------------------------
     Signature                                  Signature
     State  of   UTAH    County  of  UTAH       State  of  UTAH  County of  UTAH
               ------              --------               -----            -----

     This  instrument was acknowledged          This instrument was acknowledged
     before me on                               before  me  on
     ______________,  19______,  by                  December  2,  1998  ,  by
                                                --------------------------------
                 RON  JOLLEY                                 RON  JOLLEY
     --------------------------------------     --------------------------------
           Name  of  Person                            Name  of  Person
     as  incorporator                           as  incorporator
     of    JOLLEY  MARKETING,  INC.             of    JOLLEY  MARKETING,  INC.
     --------------------------------------     --------------------------------
     (name of party on behalf of whom           (name of party on behalf of whom
     instrument  was  executed)                 instrument  was  executed)

     ______________________________________             LINDA  MATTHEWS
                                                --------------------------------
       Notary  Public  Signature                     Notary  Public Signature


      (affix  notary  stamp  or  seal)          (affixnotary  stamp  or  seal)


9.     CERTIFICATE  OF  ACCEPTANCE  OF  APPOINTMENT  OF  RESIDNET  AGENT
     I,   GATEWAY  ENTERPRISES,  INC.          ,  hereby  accept  appointment as
       ------------------------------
Resident  Agent  for  the  above  named  corporation.

     ______________________________________               12-1-98
                                                --------------------------------
     Signature  of  Resident  Agent                         Date

           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

No.  In  the  matter  of  JOLLEY  MARKETING,  INC.
    ----------------------------------------------------------------------------
          GATEWAY  ENTERPRISES,  INC.                              with  address
    ------------------------------------------------------------
     at  Suite  156      ,Street  3230 EAST  FLAMINGO ROAD ,  Town of LAS VEGAS,
                ---------        -------------------------             ---------
County  of  CLARK           ,Zip  Code  89121,State of Nevada, hereby accept the
            -----------------           ------
appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.


     Furthermore,  that  the mailing address for the above-registered office is:

     3230  EAST  FLAMINGO  ROAD,  SUITE  156,  LAS VEGAS,    Zip Code    89121 ,
     ----------------------------------------------------               --------
     State  of  Nevada.

     In  witness  whereof,  I  have  hereunto  set  my  hand  this   1st  day of
                                                                   -------
December,1998.

                   Gateway  Enterprises,  Inc.

                                    /s/
                    ------------------------------
                    Resident  Agent


================================================================================

     NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may be different from the street address. The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

                            ARTICLES OF INCORPORATION
                                       OF
                             Jolley Marketing, Inc.

                                    ARTICLE I

     The name of the corporation (which is hereinafter referred to as the "Corporation") is Jolley Marketing, Inc.

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Nevada is 3230 East Flamingo Road, Suite #156, Las Vegas, Nevada 89121. The name of the registered agent of the Corporation is Gateway Enterprises, Inc.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the provisions of Chapter 78 of the Nevada Revised Statutes.

                                   ARTICLE IV

          (a)  Common Stock.The aggregate number of shares of Common Stock which
               ------------
          the Corporation shall have authority to issue is 50,000,000 shares at a par value of $.001 per share. All stock, when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

          Each share of Common Stock shall be entitled to one vote at a stockholder's meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

          The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

          Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder.

          (b)  Preferred  Stock.The aggregate number of share of Preferred Stock
              -----------------
          which the Corporation shall have authority to issue is 10,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

                                    ARTICLE V

     The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VI

     SECTION  1.      Number. Election and Terms of Directors.The members of the
                      ----------------------------------------
governing board of the Corporation shall be styled Directors of the Corporation. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation, and shall initially be one.

     SECTION  2.     Newly Created  Directorships  and  Vacancies. Newly created
                     ---------------------------------------------
directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     SECTION  3.      Removal  of  Directors.  Any Director may  be removed from
                      -----------------------
office, with or without cause, only by the affirmative vote of the holders of 51% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

                                   ARTICLE VII

     Any action required or permitted to be taken by the stockholders of the Corporation may be effected by any consent in writing by such holders, signed by holders of not less than that number of shares of Common Stock required to approve such action.

                                  ARTICLE VIII

     Subject to any express provision of the laws of the State of Nevada or these Articles of Incorporation, the Board of Directors shall have the power to make, alter, amend and repeal the By-Laws of the Corporation (except so far as By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders.

                                   ARTICLE IX

     Election of Directors need not be by ballot unless the By-laws of the Corporation shall so provide.


                                    ARTICLE X

     SECTION  1.     Elimination of Certain Liabilitv of Directors.   A Director
                     ---------------------------------------------
of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of distributions to stockholders in violation of Section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the Director derived an improper personal benefit.

     SECTION  2.     Indemnification  and  Insurance.

     (a)  Action.  etc.  Other  Than  by  or in the Right of the Corporation.The
         -------------------------------------------------------------------
     Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended,  any  Agent  (as  hereinafter  defined) against costs, charges and
     Expenses (as hereinafter defined), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Agent in connection with such action, suit or proceeding, and any appeal therefrom, if the Agent acted in good faith and in a manner the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding--whether by judgment, order, settlement conviction, or upon a plea of nolo contendereor its equivalent--shall not, of itself, create a
               ------------------
     presumption that the Agent did not act in good faith and in a manner which the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the Agent had reasonable cause to believe that the Agent's conduct was unlawful.

     (b)  Action,  etc.,  by  or in the Right of the Corporation.The Corporation
          -----------------------------------------------------
     shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against costs, charges and Expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action or suit and any appeal therefrom if the Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of the Agent's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and Expenses which such court shall deem proper.

     (c)  Determination  of  Right  of Indemnification.Any indemnification under
         ---------------------------------------------
     Paragraphs (a) and (b) of this Section (unless ordered by a court) shall be paid by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

     (d)  Indemnification  Against  Ex2enses of Successful Party.Notwithstanding
          ------------------------------------------------------
     the other provisions of this Section, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, the settlement of an action without admission of liability, or the defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter., such Agent shall be indemnified against all costs, charges and Expenses incurred in connection therewith.

     (e)  Advances  of  Expenses.Except  as  limited  by  Paragraph  (f) of this
         -----------------------
     Section, costs, charges, and Expenses incurred by an Agent in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter if the Agent shall undertake to repay such amount in the event that it is ultimately determined as provided herein that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, the Agent acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that the Agent deliberately breached such persons' duty to the Corporation or its stockholders.

     (f)  Right  of  Agent  to  Indemnification Upon Application: Procedure Upon
         -------------------------------------------------------
     Application.Any indemnification under Paragraphs (a),' (b) and (d) or advance under Paragraph (e) of this Section, shall be made promptly, and in any event within 60 days, upon the written request of the Agent, unless with respect to applications under Paragraphs (a), (b) or (e), a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors that such Agent acted in a manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested Directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Section shall be enforceable by the Agent in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies the claim in whole or in part or if no disposition of such claim is made within 60 days. The Agent's costs, charges and Expenses incurred in connection with successfully establishing such persons right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     (g)  Other Rights and Remedies.The indemnification provided by this Section
         --------------------------
     shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, By-law, or charter provision, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Section shall be deemed to be contract between the corporation and the Agent who serves in such capacity at any time while these Articles and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

     (h) Insurance.The Corporation may purchase and maintain insurance on behalf
         ---------
     of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such persons's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     (i)  Other  Enterprises.  Fines  and  Serving  at Corporation's Request.For
         -------------------------------------------------------------------
     purposes of this Section, references to "other enterprise" in Paragraph (a) shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as Director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

     (j)  Savings  Clause.If  this  Section  or  any  portion  thereof  shall be
          ---------------
     invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to costs, charges and Expenses, judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, and any appeal therefrom, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, and to the fullest extent permitted by applicable law.

     (k)  Common  Directors  -  Transactions between Corporations.No contract or
          -------------------------------------------------------
     other transaction between this corporation and anyone or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

(1)     Definitions.  For  the  purposes  of  this  Article:
        ------------

     (1) "Agent" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to be a Director, officer, employee, agent or fiduciary of the Corporation, or that, being or having been such a Director, officer, employee, agent or fiduciary, he or she is or was serving at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

     (2) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a proceeding.

                                   ARTICLE XI

     The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                   ARTICLE XII

     The  name  and  address  of  each  incorporator  of  the  Corporation  is:
     Name               Address
     ----               -------
     Ron  Jolley       368  South  600  West,  Orem,  UT  84058

                                  ARTICLE XIII

The name and address of each member of the Board of Directors of the Corporation is:
     Name               Address
     ----               -------
     Ron  Jolley        368  South  600  West,  Orem,  UT  84058

                                   ARTICLE XIV

     The Corporation shall exist in perpetuity, from and after the date of filing of its original Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

     IN  WITNESS  WHEREOF, this certificate has been executed by Ron Jolley, the
Incorporator of Jolley Marketing, Inc. on this   1      day of December, 1998.
                                               -----

          /s/  Ron  Jolley
          ----------------
Ron  Jolley,  Incorporator

STATE  OF  Utah          )
                         ) ss
COUNTY  OF  Utah         )

     On  the  2   day of December,1998, personally appeared before me Ron Jolley
             ----
whom, being by me first duly sworn, declared that he was the person who signed the foregoing document as an Incorporator of Jolley Marketing, Inc. and that the statements therein contained are true.

     IN  WITNESS  THEREOF, I have hereunto set my hand and seal this  2   day of
                                                                     ----
December,  1998.

                                   /s/  Linda  Matthews
                                   -------------------------------
                                   NOTARY  PUBLIC
                                   Residing  at  _________________
My  commission  expires:            ______________________________

     3-1-99
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